                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION
                                       OF
                                ELWOOD ENERGY LLC



     This Certificate of Formation of Elwood Energy LLC (the "LLC") dated as of May 12, 1998, is being duly executed and filed by Patricia Merrill, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

     First. The name of the limited liability company formed hereby is Elwood Energy LLC.

     Second. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

     Third. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

     In Witness Whereof, the undersigned has executed this Certificate of Formation as of the date first written above.



                                             /s/ Patricia Merrill
                                             --------------------
                                             Patricia Merrill
                                             Authorized Person

                              CERTIFICATE OF MERGER


     ELWOOD ENERGY II, LLC (a Delaware limited liability company)

                                      INTO
                                      ----

     ELWOOD ENERGY LLC (a Delaware limited liability company)


     This Certificate of Merger is hereby filed with the Delaware Secretary of State pursuant to Section 18-209(c) of the Delaware Limited Liability Company Act.

     1.  Names and Jurisdictions.  The name and jurisdiction of formation of
         -----------------------
each limited liability company to merge has been set forth below:

         Name                            Jurisdiction of Formation
         ----                            -------------------------

         Elwood Energy LLC                    Delaware
         Elwood Energy II, LLC                Delaware

     2.  Approval of Agreement and Plan of Merger.  An Agreement and Plan of
         ----------------------------------------
Merger has been approved and executed by each of the limited liability companies to merge.

     3.  Name of Surviving Limited Liability Company.  The name of the
         -------------------------------------------
surviving limited liability company is set forth below:

         Elwood Energy LLC

     4.  Document on File.  The Agreement and Plan of Merger is on file at the
         ----------------
principal place of business of the surviving limited liability company, which is located at:

         Elwood Energy LLC
         120 Tredegar Street
         Richmond, Virginia  23219


     5.  Copy To Be Furnished.  A copy of the Agreement and Plan of Merger
         --------------------
will be furnished by the surviving limited liability company, on request and without cost, to any member of any limited liability company to merge.

     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on the date shown below by an authorized person of the surviving limited liability company in the merger.


DATE OF FILING:  August 2, 2001

                                             Elwood Energy LLC


                                             By: /s/ James W. Braswell
                                                 ---------------------
                                                 James W. Braswell
                                                 Manager

                              CERTIFICATE OF MERGER


     ELWOOD ENERGY III, LLC (a Delaware limited liability company)

                                      INTO
                                      ----

     ELWOOD ENERGY LLC (a Delaware limited liability company)


     This Certificate of Merger is hereby filed with the Delaware Secretary of State pursuant to Section 18-209(c) of the Delaware Limited Liability Company Act.

     1.  Names and Jurisdictions.  The name and jurisdiction of formation of
         -----------------------
each limited liability company to merge has been set forth below:

         Name                            Jurisdiction of Formation
         ----                            -------------------------

         Elwood Energy LLC               Delaware
         Elwood Energy III, LLC          Delaware

     2.  Approval of Agreement and Plan of Merger.  An Agreement and Plan of
         ----------------------------------------
Merger has been approved and executed by each of the limited liability companies to merge.

     3.  Name of Surviving Limited Liability Company.  The name of the
         -------------------------------------------
surviving limited liability company is set forth below:

         Elwood Energy LLC

     4.  Document on File.  The Agreement and Plan of Merger is on file at the
         ----------------
principal place of business of the surviving limited liability company, which is located at:

         Elwood Energy LLC
         120 Tredegar Street
         Richmond, Virginia  23219


     5.  Copy To Be Furnished.  A copy of the Agreement and Plan of Merger
         --------------------
will be furnished by the surviving limited liability company, on request and without cost, to any member of any limited liability company to merge.

     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed on the date shown below by an authorized person of the surviving limited liability company in the merger.


DATE OF FILING:  August 3, 2001

                                             Elwood Energy LLC


                                             By: /s/ James W. Braswell
                                                 ---------------------
                                                 James W. Braswell
                                                 Manager